          STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                         Twenty-eight Weeks Ended
                                                                       May 12,                 May 14,
                                                                        1996                    1995
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,586,857               41,342,515
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                           86,748                  104,860
                                                                    -----------              -----------
       Totals                                                        41,673,605               41,447,375
                                                                    ===========              ===========
   Income from continuing operations                                $ 8,054,573              $14,214,285
   Income from discontinued operations                                  397,816                4,942,907
   Gain on sale of discontinued operations, net of income taxes      22,080,375
                                                                    -----------              -----------
     Net income                                                     $30,532,764              $19,157,192
                                                                    ===========              ===========
Per Share amount:

   Income from continuing operations                                $       .19              $       .34
   Income from discontinued operations                                      .01                      .12
   Gain on sale of discontinued operations, net of income taxes             .53
                                                                    -----------              -----------
     Net income                                                     $       .73              $       .46
                                                                    ===========              ===========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,586,857               41,342,515
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                      103,167                  104,860
   Assumed conversion of 8.5% zero coupon convertible debentures      5,205,632                    (A)
                                                                    -----------              -----------
       Totals                                                        46,895,656               41,447,375
                                                                    ===========              ===========
   Income from continuing operations                                $ 8,054,573              $14,214,285
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                              2,420,289                    (A)
                                                                    -----------              -----------
   Total from continuing operations                                  10,474,862               14,214,285

   Income from discontinued operations                                  397,816                4,942,907
   Gain on sale of discontinued operations, net of income taxes      22,080,375
                                                                    -----------              -----------
     Net income                                                     $32,953,053              $19,157,192
                                                                    ===========              ===========
Per Share amount:

   Income from continuing operations                                $       .22              $       .34
   Income from discontinued operations                                      .01                      .12
   Gain on sale of discontinued operations, net of income taxes             .47
                                                                    -----------              -----------
     Net income                                                     $       .70              $       .46
                                                                    ===========              ===========


          STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                            Twelve Weeks Ended
                                                                       May 12,                 May 14,
                                                                        1996                    1995
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,634,833               41,424,805
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                           90,846                   96,747
                                                                    -----------              -----------
       Totals                                                        41,725,679               41,521,552
                                                                    ===========              ===========
   Income from continuing operations                                $ 6,425,807              $ 6,202,183
   Income from discontinued operations                                                         2,291,419
                                                                    -----------              -----------
     Net income                                                     $ 6,425,807              $ 8,493,602
                                                                    ===========              ===========
Per Share amount:

   Income from continuing operations                                $       .15              $       .15
   Income from discontinued operations                                                               .06
                                                                    -----------              -----------
     Net income                                                     $       .15              $       .20
                                                                    ===========              ===========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,634,833               41,424,805
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                       90,846                   96,747
   Assumed conversion of 8.5% zero coupon convertible debentures          (A)                      (A)
                                                                    -----------              -----------
       Totals                                                        41,725,679               41,521,552
                                                                    ===========              ===========
   Income from continuing operations                                $ 6,425,807              $ 6,202,183
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                                  (A)                      (A)
                                                                    -----------              -----------
   Total from continuing operations                                   6,425,807                6,202,183

   Income from discontinued operations                                                         2,291,419
                                                                    -----------              -----------
     Net income                                                     $ 6,425,807              $ 8,493,602
                                                                    ===========              ===========
Per Share amount:

   Income from continuing operations                                $       .15              $       .15
   Income from discontinued operations                                                               .06
                                                                    -----------              -----------
     Net income                                                     $       .15              $       .20
                                                                    ===========              ===========

(A) For the first half of 1995 and second quarters of fiscal 1995 and 1996, both primary and fully diluted earnings per share were calculated utilizing the average shares outstanding plus common stock equivalents. No consideration was given to the assumed conversion of the zero coupon convertible debentures as their assumed conversion would have an anti-dilutive effect.